Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Dynatech Corporation on Form S-3 of our reports dated May 15, 1995, on our audits of the consolidated financial statements and financial statement schedule of Dynatech Corporation as of March 31, 1995 and 1994, and for the years ended March 31, 1995, 1994 and 1993, which reports are included and incorporated by reference in the Annual Report on Form 10-K.


                                                  COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
September 11, 1995